UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

FILED BY GREENWAY TECHNOLOGIES [ ]

FILED BY PARTY OTHER THAN GREENWAY TECHNOLOGIES, INC. [ X ]

CHECK THE APPROPRIATE BOX:

Preliminary Proxy Statement [ ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [ ]

Definitive Proxy Statement [ ]

Definitive Additional Materials [X]

Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12[ ]

GREENWAY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

Michael R. Warner, D.D.S, Ph.D.

Estate of Betty A. Warner

T. Craig Takacs

Dynalyst Corporation

Blest, Ltd.

Sam H. Adams

Pine Spring Capital.

Berean Investments, LLC

Berean Pursuits, LLC

James B. Newton, M.D. and Barbara J. Newton, JTWROS

David R. Mayeux and Janie Mayeux, JTWROS

DJM Legacy Investments, LP

Strategic Family Ventures, LLC

Greer Family Trust Agreement

Jim Hylton

Timothy Halden

Richard Mitchen

OTC Companies

David Deison

Peter Deison

Richard J. Halden

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

i

Payment of filing fee (check the appropriate box):

[ X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ] Title of each class of securities to which transaction applies:

(1)

Aggregate number of securities to which transactions applies:

(2)

Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:

(3)

Proposed maximum aggregate value of transaction:

(4)

Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount previously paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing party:

(4)

Date Filed:

ii

=============================================================================

PRESS RLEASE

Source: Greenway Technologies Shareholder Committee

GREENWAY TECHNOLOGIES SHAREHOLDER COMMITTEE REMINDS SHAREHOLDERS TO VOTE “FOR” ON MAILED PROXY MATERIALS; AND PROVIDES INFORMATION REGARDING GREENWAY TECHNOLOGIES, INC. (“GWTI”) MANAGEMENT ATTEMPT IN CALLING AN ANNUAL MEETING OF SHAREHOLDERS

Ft. Worth, Texas – March 8, 2019- GREENWAY TECHNOLOGIES SHAREHOLDER COMMITTEE's (the “Committee”) Chariman David Deison announces that voting material sent February 15, 2019, to shareholders of record as of February 9, 2019, should be in their possessions.  By consent of more than 10% of the Greenway Technologies, Inc. (OTCQB:GWTI) shareholders, as permitted by Texas law and the GWTI Corporate bylaws, the Committee formulated itself and filed with the US SEC a Definitive Proxy Statement by Non-management for a “2019 SPECIAL MEETING.”

Subsequently, the Committee filed, on March 6, 2019, a supplement to its Proxy Statement with changed materials due to the resignation from the Committee by D. Patrick Six, after he was allegedly bought off by Kevin Jones, a current member of the Board of Directors of GWTI.  Shareholders of record are receiving the supplemental mailer with a new GREEN proxy card which eliminated Mr. Six as a director candidate.  Shareholders can expect the Committee to address Mr. Six’s intent on harmful actions in future postings.

Because the existing Board of Directors and Officers at Greenway Technologies, Inc. (GWTI: OTCQB) refused to call a meeting of the GWTI shareholders, the Committee called a “2019 SPECIAL MEETING” to address the concerns and deplorable business operations at GWTI.

The Committee wants to remind the shareholders that a mailing and “GREEN” vote proxy card went out “ONLY” to street holders of record as of the record date, February 9, 2019.  Shareholders, who own a position in CERTIFICATE form, unfortunately, did not get the mailed materials because of the current management at GWTI, with whom Mr. Six has now become associated; an alleged illegal refusal to give to the Committee access to this data held at the transfer agent, Transfer Online, Portland, Oregon.

The Committe is seeking to hold Mr. Six accountable for the damages he has caused the Committee and GWTI, inasmuch as lawsuits are being filed against him.

The Committee recognizes that ALL shareholders should vote in the business matters at GWTI, and proceeded with legal action to get the data from GWTI and its transfer agent.  With a 2019 Special Meeting date of April 4, 2019, the Committee members believe they can be successful in getting the data through legal means.  If the Certified shareholder data cannot be timely received, these certified shareholders can contact the Committee’s proxy coordinator who can explain the process in receiving proxy information and subsequently vote “FOR” all proposals, www.yesinternational.com/shareholders/vote.htm.

The Committee recommends that ALL shareholders of record both “Street” (Shares held at a brokerage house) and Certified (Shares held individually-Paper or book entry) VOTE “FOR” ALL four (4) Proposals outlined in the Proxy Materials and “GREEN” voting card.

Recently, GWTI’s management contacted, in violation of the SEC’s proxy rules, GWTI shareholders who are VOTING “FOR” the Committee proposals with threatening speech and other intimidating tactics for them not to VOTE in favor of the Committee’s proposals.  These proposals once implemented and voted “FOR” will bring a MUST needed change and direction of GWTI.  The Committee denounces these recent deplorable actions against GWTI shareholders who want positive change at GWTI.

The concerns of the Committee remain numerous but the most apparent contention being the relationship between Kevin Jones and his loan agreement collateralized by the GWTI’s gasification technology asset.  In short, the agreement allows Mr. Jones to walk away with the Company’s main asset if the Company cannot pay the loan. Thus, the BOARD’s aggrieves act on the authorization of the Jones’ loan agreement when breached would leave ALL shareholders victimized, and leaves GWTI with NO operational asset. The agreement breaks State of Texas statues by pledging or selling major assets without 2/3 majority shareholder vote.

Management of GWTI filed a preliminary proxy statement (the “PRE 14A”) attempting to call an “Annual Meeting of the shareholders” of GWTI in opposition to the 2019 “Special Meeting “called by the Committee, even though the Committee called for a shareholders’ meeting in June 2018.  Management illegally refused to call the requested meeting of GWTI shareholders earlier in 2018 but did so now because of the Committee actions to vote current management/board OUT.

The PRE 14A filed by the management of GWTI contains numerous errors, lies, misrepresentations, and false and misleading statements.

However, the most significant breach of fiduciary responsibility and opportunistic predatory action would be the loan agreement between Kevin Jones and GWTI per excerpt below info:

“Transactions with Related Persons.  The discussion in the PRE14A about the loan transactions between Kevin Jones does not fully describe the terms of the loans or the collateral securing the loans.  In fact, the collateral for the loans created a security interest in all of the assets of Greenway Technologies, including, but not limited to, its patents, trade secrets, and gas-to-liquid technology.  If there were a default on the loan, Kevin Jones would be able to foreclose on all of the assets of Greenway Technologies, all to the detriment of the shareholders.  Mr. Jones’ actions constituted a breach of fiduciary duty and a theft of corporate opportunity, especially when you consider that millions of dollars have been invested in the technology of Greenway Technologies, which Mr. Jones would potentially be able to acquire for an investment of less than $600,000.”

In addition, the PRE 14A states “GWTI obtained a legal opinion that pledging assets to secure a loan was not a ‘fundamental action’ requiring shareholder approval under Texas law and the loan was approved by the majority of the Board of Directors.” THE ASSERTION IN THE PRE 14A IS WRONG.

“Sec. 21.455 of the Texas Business Organizations Code, which is Included in SUBCHAPTER J defining FUNDAMENTAL BUSINESS TRANSACTIONS, provides as follows:”

“Sec. 21.455.  APPROVAL OF SALE OF ALL OR SUBSTANTIALLY ALL OF ASSETS.  (a) Except as provided by the certificate of formation of a domestic corporation, a sale, lease, pledge, mortgage, assignment, transfer, or other conveyance of an interest in real property or other assets of the corporation does not require the approval or consent of the shareholders of the corporation unless the transaction constitutes a sale of all or substantially all of the assets of the corporation.”

“(b) A corporation must approve the sale of all or substantially all of its assets by complying with this section.”

“(c) The board of directors of the corporation shall adopt a resolution that approves the sale of all or substantially all of the assets of the corporation and:”

“(1) recommends that the sale of all or substantially all of the assets of the corporation be approved by the shareholders of the corporation; or”

“(2) directs that the sale of all or substantially all of the assets of the corporation be submitted to the shareholders for approval without recommendation if the board of directors determines for any reason not to recommend approval of the sale.”

“(d) The resolution proposing the sale of all or substantially all of the assets of the corporation shall be submitted to the shareholders of the corporation for approval as provided by this subchapter.  The board of directors may place conditions on the submission of the proposed sale to the shareholders.”

“(e) If the board of directors approves the sale of all or substantially all of the assets of the corporation but does not adopt a resolution recommending that the proposed sale be approved by the shareholders of the corporation, the board of directors shall communicate to the shareholders the reason for the board's determination to submit the proposed sale to shareholders without a recommendation.”

“(f) The shareholders of the corporation shall approve the sale of all or substantially all of the assets of the corporation as provided by this subchapter.  After the approval of the sale by the shareholders, the board of directors may abandon the sale of all or substantially all of the assets of the corporation, subject to the rights of a third party under a contract relating to the assets, without further action or approval by the shareholders.”

“If there was a default by Greenway Technologies in the repayment of the loan by Kevin Jones, which was secured by all of the assets of Greenway Technologies, including all patents and other technology, before, there could be a foreclosure on the security interest granted to Mr. Jones, the shareholders of Greenway Technologies would have to approve the sale.  These facts were not disclosed or discussed.”

VOTE “FOR” ALL 4-PROPOSALS by the GREENWAY TECHNOLOGIES SHAREHOLDER COMMITTEE ON THE “GREEN PROXY CARD,” and “STOP” the abuse, incompetence, and the apparent theft of the Company’s gasification technology by the current management at GWTI.

For further information about the Vote and other relevant information contact Rich Kaiser, Proxy Coordinator, YES INTERNATIONAL, 757-306-6090, yes@yesinternational.com.

Greenway Technologies Shareholder Committee cautions that the statements made in this press release and other forward-looking statements made on behalf of the Committer may be affected by other factors. Such factors, including, but not limited to, vagaries of trade, market competition and other risks detailed herein and from time to time in the U.S. Securities and Exchange Commission filings of by both the Company’s management and the Committee.

Contact

David Deison

757-306-6090

yes@yesinternational.com